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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of Sterling Financial Corporation:

                        Subsidiary                             State of Incorporation or Organization
                        ----------                             --------------------------------------
  Bank of Lancaster County, N.A.                                   (National Banking Association)
  1 East Main Street
  PO Box 0300
  Strasburg, PA  17579

       Town & Country Leasing, LLC                                          Pennsylvania
       1097 Commercial Avenue
       East Petersburg, PA  17520

       Sterling Financial Trust Company                                     Pennsylvania
       101 North Pointe Boulevard
       Lancaster, PA  17601-4133

       Equipment Finance LLC.                                               Pennsylvania
       118 West Airport Road
       Lititz, PA  17543

            EFI Holdings, Inc.                                                Delaware
            Wilmington, DE  19803

  Sterling Mortgage Services, Inc.                                          Pennsylvania
  101 North Point Boulevard
  Lancaster, PA  17601-4133

  T & C Leasing, Inc.                                                       Pennsylvania
  1097 Commercial Avenue
  East Petersburg, PA  17520

  The First National Bank of North East                            (National Banking Association)
  14 S. Main Street
  North East, Maryland 21901

  Bank of Hanover and Trust Company                                         Pennsylvania
  25 Carlisle Street
  Hanover, PA  17371

  HOVB Investment Company                                                     Delaware
  103 Foulk Road, Suite 202
  Wilmington, DE  19803

  Church Capital Management LLC                                             Pennsylvania
  301 Oxford Valley Road, Suite 801B
  Yardley, PA  19067

  Bainbridge Securities, Inc.                                               Pennsylvania
  301 Oxford Valley Road, Suite 801B
  Yardley, PA  19067

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
  Sterling Financial Statutory Trust I (1)                                  Connecticut
  101 North Pointe Boulevard
  Lancaster, PA  17601

  Sterling Financial Statutory Trust II (1)                                 Connecticut
  101 North Pointe Boulevard
  Lancaster, PA  17601

(1) Sterling owns 100% of Trust I and Trust II, however they are not included in the consolidated financial statements as per FIN 46


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